                                                                    EXHIBIT 3.80

                          CERTIFICATE OF INCORPORATION

                                       OF

                   SILVER KING BROADCASTING OF MARYLAND, INC.

                  FIRST. The name of the corporation is SILVER KING BROADCASTING OF MARYLAND, INC.

                  SECOND. Its registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The registered agent in charge thereof is The Corporation Trust Company.

                  THIRD. The purpose or purposes of the corporation are as follows:

                                    (a) To engage in the business of
transmitting, receiving, relaying and/or distributing radio and/or television broadcasts, pictures, sounds, signals, and messages of all kinds by means of waves, radiation, wire, cable, radio, light or other means of communication of any type, kind or nature;

                                    (b) To purchase or otherwise acquire (for
cash, notes, stock or bonds of this corporation or otherwise) assets used or useful in the aforesaid business, and to undertake or assume the whole or any part of any obligations and/or liabilities attendant thereto;

                                    (c) In general, to carry on any other
     business in connection with the foregoing; and

                                    (d) To engage in any lawful act or activity
for which corporations may b organized under the General Corporation Law of the State of Delaware, and to have and exercise all the powers conferred by the laws of the State of

Delaware upon corporations formed under the General Corporation Law of the State of Delaware.

                  FOURTH. The amount of the total authorized capital stock of this corporation shall be one thousand (1,000) shares of voting common stock, with a par value of one cent ($0.01) per share.

                  FIFTH. The name and mailing address of the incorporator is as follows:

                                    Sheryl P. Lepisto
                                    1255 Twenty-Third Street, N.W.
                                    Suite 500
                                    Washington, D.C.  20037

                  SIXTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation shall have the following powers:

                                    (a) To adopt, and to alter or amend the
Bylaws, to fix the amount to be reserved as working capital, and to authorize and cause to be executed mortgages and liens (without limit as to the amount) upon the property of this corporation; and

                                    (b) With the consent in writing or pursuant
to a vote of the holders of a majority of the capital stock issued and outstanding, to dispose of, in any manner, all or substantially of the property of this corporation.

                  SEVENTH. The shareholders and directors shall have the power to hold their meetings and keep the books, documents and papers of the corporation within or outside the State of Delaware and at such place or places as may be from time to time
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                                       3

designated by the Bylaws or by resolution of the shareholders or directors, except as otherwise required by the laws of the State of Delaware.

                  EIGHTH. The objects, purposes and powers specified in any clause or paragraph of this Certificate of Incorporation shall be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of this Certificate of Incorporation. The objects, purposes and powers in each of the clauses and paragraphs of this Certificate of Incorporation shall be regarded as independent objects, purposes and powers. The objects, purposes and powers specified in this Certificate of Incorporation are in furtherance and not in limitation of the objects, purposes and powers conferred by statute.

                  NINTH. No director of the corporation shall have any personal liability to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director unless it shall ultimately be determined in a civil or criminal action, suit or proceeding that the director: (i) breached his duty of loyalty to the corporation or its stockholders, (ii) committed acts or omissions which were not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) committed a breach of Section 174 of the General Corporation Law of the State of Delaware, or (iv) derived improper personal benefit in any corporate transaction. The corporation shall have the power to indemnify its officers, directors, employees and agents, and such other persons as may be designated as set forth in the Bylaws, to the full extent permitted by the laws of the State of Delaware.
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                                       4

                  TENTH.   The corporation shall have perpetual existence.

                  The undersigned, Sheryl P. Lepisto, for the purpose of forming a corporation under the laws of the State of Delaware, does hereby make, file and record this Certificate of Incorporation and does hereby certify that the facts herein stated are true, and has accordingly hereunto set her hand and seal.


                                          /s/ Sheryl P. Lepisto
                                          _______________________________
                                          Sheryl P. Lepisto

Dated:  July 25, 1986
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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                   SILVER KING BROADCASTING OF MARYLAND, INC.

                                    * * * * *

                  SILVER KING BROADCASTING OF MARYLAND, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                               DOES HEREBY CERTIFY

                  FIRST: That by Unanimous Written Consent, the Board of Directors of SILVER KING BROADCASTING OF MARYLAND, INC. (the "Corporation") duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation and directed that the amendment be submitted to a vote of the sole Shareholder. The resolution setting forth the proposed amendment is as follows:
                           "RESOLVED, that paragraph One of the Certificate of Incorporation shall be amended in its entirety and restated as follows:


                                    '1. The name of the corporation is HSN
                           BROADCASTING OF MARYLAND, INC.'"

                  SECOND: That thereafter, pursuant to resolutions of the Board of Directors, the sole Shareholder of the Corporation by Written Consent waived any and all notice and adopted a resolution in favor of the amendment.
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                  THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Law of the State of Delaware.

                  FOURTH: That the capital of the Corporation shall not be reduced under or by reason of the amendment.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by James J. Flynn, its President, and Nando DiFilippo, Jr., its Secretary, this 31st day of May, 1989.

                                       SILVER KING BROADCASTING
                                       OF MARYLAND, INC.

                                       By  /s/ James J. Flynn
                                           ____________________________________
                                           James J. Flynn, President

Attest:

/s/ Nando DiFilippo, Jr.
_______________________________
Nando DiFilippo, Jr., Secretary

[SEAL]
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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       HSN BROADCASTING OF MARYLAND, INC.

                                    * * * * *

                  HSN BROADCASTING OF MARYLAND, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                               DOES HEREBY CERTIFY

                  FIRST: That by Unanimous Written Consent, the Board of Directors of HSN BROADCASTING OF MARYLAND, INC., duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the corporation and directed that the amendment be submitted to a vote of the sole shareholder. The resolution setting forth the proposed amendment is as follows:

                  "RESOLVED, that paragraph one of the Certificate of Incorporation shall be amended in its entirety and restated as follows:

                           '1. The name of the corporation is Silver King
                  Broadcasting of Maryland, Inc.'"

                  SECOND: That thereafter, pursuant to resolutions of the Board of Directors, the sole shareholder of the Corporation by Written Consent waived any and all notice and adopted a resolution in favor of the amendment.

                  THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
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                  FOURTH: That the capital of the Corporation shall not be
reduced under or by reason of the amendment.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Jeffrey McGrath, its President, and Michael Drayer, its Assistant Secretary, this 1st day of October, 1992.


                                         HSN BROADCASTING OF
                                         MARYLAND, INC.

                                         By  /s/ Jeffrey McGrath
                                             __________________________________
                                               Jeffrey McGrath, President

Attest:

/s/ Michael Drayer
_______________________________
Michael Drayer, Asst. Secretary

[SEAL]

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                   SILVER KING BROADCASTING OF MARYLAND, INC.

                                    * * * * *

                  Silver King Broadcasting of Maryland, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
                               DOES HEREBY CERTIFY

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of the Company, and directed that the amendment be submitted to a vote of the sole shareholder.
                  The resolution setting forth the proposed amendment is as follows:

                           "RESOLVED, that paragraph one of the Certificate of Incorporation be amended in its entirety and restated as follows:

                           FIRST: The name of the corporation is USA Station Group of Maryland, Inc."

SECOND: That in lieu of a meeting and vote of stockholders, the sole shareholder of the Company by unanimous written consent adopted a resolution in favor of the amendment in accordance with provisions of Section 228 of the General Corporation Law of the State of Delaware.
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THIRD:            That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon filing with the office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, said Silver King Broadcasting of Maryland, Inc. has caused this certificate to be signed by H. Steven Holtzman, its Assistant Secretary, this 20th day of February, 1998.

                                  Silver King Broadcasting of Maryland, Inc.

                                  By  /s/ H. Steven Holtzman
                                      _________________________________________
                                      H. Steven Holtzman
                                      Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       USA STATION GROUP OF MARYLAND, INC.

                  USA Station Group of Maryland, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                              DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of the Company, and directed that the amendment be submitted to a vote of the sole shareholder.
                  The resolution setting forth the proposed amendment is as follows:

                           "RESOLVED, that paragraph one of the Certificate of Incorporation be amended in its entirety and restated as follows:

                           FIRST: The name of the corporation is USA Station Group of Atlanta, Inc."

SECOND: That in lieu of a meeting and vote of stockholders, the sole shareholder of the Company by written consent adopted a resolution in favor of the amendment in accordance with provisions of Section 228 of the General Corporation Law of the State of Delaware.
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THIRD:            That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon filing with the office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, said USA Station Group of Maryland, Inc. has caused this certificate to be signed by Julius Genachowski, its Vice President and Secretary, this 22nd day of July, 1998.

                                       USA BROADCASTING, INC.

                                       By  /s/ Julius Genachowski
                                           ____________________________________
                                           Julius Genachowski
                                           Vice President and Secretary